Exhibit 99.1

Truett-Hurst, Inc. Reports Second Quarter and First Half Fiscal 2017 Results

Healdsburg, California (February 8, 2017) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative super-premium and ultra-premium wine sales, marketing, and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the second quarter of fiscal 2017 which ended on December 31, 2016.

First Half FY17 vs. FY16

For the six months ended December 31, 2016, total net sales from continuing operations decreased 21.9% compared to the same period in the prior year and totaled $11.6 million. Consolidated gross margin from continuing operations was 33.3%, an increase of 1.1 margin points over the prior year.

Wholesale

•	Net Sales of $8.5 million (-29.3% or $3.5 million)

•	Gross Margin of 22.0% (a decrease of 2.1 margin points)

•	Gross Profit of $1.9 million (-$1.0 million)

Direct to Consumer (DTC)

•	Net Sales of $3.2 million (+8.4% or $0.2 million)

•	Gross Margin of 63.5% (a decrease of 1.7 margin points)

•	Gross Profit of $2.0 million (+$0.1 million)

Operating Expenses

Operating expenses for the six months ended December 31, 2016 were $4.2 million compared to $4.4 million in the same period in the prior year, though the expenses expressed as a percentage of net sales increased due to the net sales shortfall. Sales and marketing expenses decreased $0.2 million, 22.4% of net sales vs 19.0% from the prior year period. General and administrative expenses decreased $0.1 million, 13.1% of net sales vs 10.8% from the prior year period.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

Second Quarter FY17 vs. FY16

For the three months ended December 31, 2016, total net sales from continuing operations decreased 33% compared to the same periods in the prior year and totaled $5.7 million. Consolidated gross margin from continuing operations was 35.5%, an increase of 4.5 margin points over the prior year.

Wholesale

•	Net Sales of $4.0 million (-42.3% or $2.9 million)

•	Gross Margin of 22.4% (a decrease of 0.7 margin points)

•	Gross Profit of $.9 million (-$0.7 million)

Direct to Consumer (DTC)

•	Net Sales of $1.8 million (+8% or $0.1 million)

•	Gross Margin of 64.4% (an increase of 0.3 margin points)

•	Gross Profit of $1.2 million (+$0.1 million)

Operating Expenses

Operating expenses for the three months ended December 31, 2016 were flat compared to the same period in the prior year.

“Consistent with our earlier guidance,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO, “Our sales were lower in the first half of FY17 compared to FY16 due to our product mix and a non-recurring launch by a large US retailer.”

Earnings Call

Truett-Hurst, Inc.’s management will host a conference on February 8, 2017, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal 2017 Second Quarter Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/19356.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10100030. The call will be available one hour after the end of the conference call through February 15, 2017 at 9:00 am ET.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the quarter ended December 31, 2016 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, for the period ended December 31, 2016. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2016, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data/per share data)

	December 31, 2016	June 30, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26	$4,043
Accounts receivable	2,011	2,678
Inventories, net	19,755	19,918
Bulk wine deposits	-	271
Other current assets	111	125
Total current assets	21,903	27,035

Property and equipment, net	5,437	5,583
Intangible assets, net	501	496
Other assets, net	334	391
Total assets	$28,175	$33,505

Liabilities and Equity
Current liabilities:
Lines of credit	$4,881	$10,311
Accounts payable	1,492	1,351
Accrued expenses	667	1,348
Depletion allowance	500	610
Due to related parties	32	-
Current maturities of long term debt	516	475
Total current liabilities	8,088	14,095

Long term debt, net of current maturities	3,233	3,189
Total liabilities	11,321	17,284

Equity:
Stockholders’ equity
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at December 31, 2016 and June 30, 2016	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,351,789 and 4,306,609 issued and outstanding at December 31, 2016 and June 30, 2016	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 7 issued and outstanding at December 31, 2016 and June 30, 2016	-	-
Additional paid-in capital	15,945	15,794
Accumulated deficit	(5,330)	(5,600)
Total Truett-Hurst, Inc. equity	10,619	10,198
Noncontrolling interest	6,235	6,023
Total equity	16,854	16,221
Total liabilities and equity	$28,175	$33,505

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data/per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Sales	$5,958	$8,748	$12,060	$15,280
Less excise tax	(221)	(242)	(438)	(405)
Net sales	5,737	8,506	11,622	14,875

Cost of sales	3,700	5,866	7,756	10,086

Gross profit	2,037	2,640	3,866	4,789

Operating expenses:
Sales and marketing	1,380	1,384	2,604	2,822
General and administrative	706	719	1,518	1,609
Loss (gain) on disposal of assets	26	-	43	(1)
Total operating expenses	2,112	2,103	4,165	4,430

(Loss) income from operations	(75)	537	(299)	359

Other income (expense)
Interest expense, net	(96)	(86)	(176)	(169)
Other	101	25	959	(69)
Total other income (expense), net	5	(61)	783	(238)
Net (loss) income before income taxes	(70)	476	484	121
Income tax expense	(1)	(1)	(2)	(1)
Net (loss) income from continuing operations	(71)	475	482	120
Income from discontinued operations, net of tax	-	30	-	45
Net (loss) income attributable to Truett-Hurst, Inc. and H.D.D. LLC	(71)	505	482	165
Net (loss) income attributable to noncontrolling interest: H.D.D. LLC	(25)	270	212	(144)
Net (loss) income attributable to Truett-Hurst, Inc.	$(46)	$235	$270	$21

Net (loss) income per share:
Basic per share	$(0.01)	$0.06	$0.06	$0.01
Diluted per share	$(0.01)	$0.03	$0.04	$0.00

Weighted average shares used in computing net (loss) income per share:

Basic weighted average shares	4,314,553	4,062,341	4,310,559	4,045,634
Diluted weighted average shares	4,314,553	7,239,918	7,510,936	7,200,405

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$482	$165
Income from discontinued operations, net of tax	-	(45)
Net income from continuing operations	482	120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	410	295
Reserve for assets to be abandoned	127	-
Stock-based compensation	151	172
(Gain) loss on fair value of interest rate swap	(130)	37
Loss (gain) on disposal of assets	43	(1)

Changes in operating assets and liabilities, net
Accounts receivable	667	(836)
Inventories	163	1,930
Bulk wine deposits	271	320
Other current assets	22	104
Accounts payable	141	(248)
Accrued expenses	(557)	228
Depletion allowance	(110)	120
Due to related parties	32	104
Cash provided by discontinued operations	-	55
Net cash provided by operating activities	1,712	2,400

Cash flows from investing activities:
Acquisition of property and equipment	(371)	(368)
Acquisition of intangible and other assets	(18)	(53)
Proceeds from sale of assets	5	2
Net cash used in investing activities	(384)	(419)

Cash flows from financing activities:
Net (payments on) proceeds from line of credit	(5,430)	1,229
Proceeds from long term debt	387	443
Payments on long term debt	(302)	(214)
Net cash (used in) provided by financing activities	(5,345)	1,458

Net change in cash and cash equivalents	(4,017)	3,439
Cash and cash equivalents at beginning of period	4,043	1,578
Cash and cash equivalents at end of period	$26	$5,017

Supplemental disclosure of cash flow information:
Cash paid for interest	$174	$169
Cash paid for income taxes	$2	$-
Non-cash financing activity:
Conversion of equipment line of credit to term loan	$387	$500

For more information, contact:

Truett-Hurst, Inc.

Evan B. Meyer,

Chief Financial Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email: evan@truetthurstinc.com